Filed by Checkpoint Systems, Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Checkpoint Systems, Inc.
Commission File No. 001-11257

This filing relates to the proposed merger (the “Merger”) of Checkpoint Systems, Inc. a Pennsylvania corporation (the “Company”), and CCL Industries Inc., a corporation organized under the laws of Canada (“CCL”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 1, 2016, by and among CCL, CCL Industries USA Corp., a Pennsylvania and wholly owned subsidiary of CCL (“Merger Sub”), and the Company.

Checkpoint®
Investor Presentation
April 2016

Forward-Looking Statements
This presentation includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the impact upon operations of accounting policies review and improvement; the impact upon operations of legal and compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities, or circumvention of internal controls; our ability to successfully implement our strategic plan; our ability to manage growth effectively including our ability to integrate acquisitions and to achieve our financial and operational goals for our acquisitions; changes in economic or international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; our ability to comply with covenants and other requirements of our debt agreements; changes in regulations or standards applicable to our products; our ability to successfully implement global cost reductions in operating expenses including, field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; risks generally associated with information systems upgrades and our company-wide implementation of an enterprise resource planning (ERP) system and additional matters disclosed in our Securities and Exchange Commission filings. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) changes in economic or international business conditions including foreign currency exchange rate and interest rate fluctuations; (2) our ability to successfully implement our strategic plan; (3) our ability to manage growth effectively including our ability to integrate acquisitions and to achieve our financial and operational goals for our acquisitions, and (4) lower than anticipated demand by retailers and other customers for our products including slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2014 Form 10-K, filed on March 5, 2015 with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.
Checkpoint® 2

A Compelling Transaction For Shareholders
• Compelling Valuation: Transaction offers a substantial premium over unaffected stock price and trading multiple history
• Extensive Review of Alternatives: Checkpoint, along with its advisors, management and the Board explored a broad range of strategic alternatives for the business to maximize value to Checkpoint and its shareholders, and concluded that the transaction with CCL Industries provides superior value to shareholders
• Diligent and Comprehensive Strategic Process: Checkpoint undertook a comprehensive process to evaluate potential partners for the business and received no superior actionable proposals
• Certain Value in an Uncertain Environment: The transaction provides a certain cash payment today which may exceed the future outcome under management’s risk-adjusted go forward business plan, given the substantial macroeconomic headwinds and operational challenges faced by the company as a standalone entity
• Professional and Experienced Advisors: Morgan Stanley served as financial advisor and Latham & Watkins served as legal counsel
Checkpoint is seeking the recommendation of ISS that Checkpoint shareholders vote in favor of the transaction
Checkpoint® 3

Earnings Estimates Have Consistently Decreased Over Time
Analyst Commentary
“…we are not encouraged by what is shaping up to be a weak overall market for theft prevention”
- Christopher McGinnis, Sidoti (December 1, 2015)
Reduced PT from $14 to $10
“…we expect revenue growth to remain muted as retailers reign in capital spending on loss prevention and RFID-based products”
- Christopher McGinnis, Sidoti (September 30, 2015)
“Currency headwinds and an absence of new hardware rollouts in 2015 have this year starting off as a challenging one for CKP. The Company is a market leader in merchandise availability and loss prevention solutions, but retailers have been reluctant to commit to in-store capital expenditures in recent quarters.”
- Lisa Springer, Singular Research (May 7, 2015)
Terminated coverage on August 5, 2015, citing “continued challenges from foreign currency headwinds and an anemic European retail sector”
Source Wall Street Research; Capital IQ
Note
1. Median of estimates from Sidoti and Imperial
Earnings Estimates Over Time
Yearly Median EBITDA Estimate ($MM) (1)
$100
$80 $79MM 2014A
$62MM 2017E
$60 $53MM 2016E
$51MM 2015A $40
Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16
2014 2015 2016 2017
Checkpoint® 4

Significant Macro Headwinds and Operational Risk
Retail
• Checkpoint’s financial success is heavily dependent on sales to the traditional brick-and-mortar retail market
– Many of Checkpoint’s largest retail customers have curtailed the growth of their overall store counts and redeployed spending from store operations to online offerings
• Overall growth in retail sales continues to slow
• Retail capex expected to remain muted relative to peak levels
• eCommerce penetration rates forecasted to continue rising, elevating the threat to brick-and-mortar retailers
Currency
• More than two-thirds of Checkpoint’s revenues are derived from outside of the United States
– Fluctuations in foreign currency exchange rates, in particular the recent two-year appreciation of the U.S. dollar compared to the majority of Checkpoint’s selling currencies, have had a significant adverse impact on Checkpoint’s reported results
• Uptick in the USD / EUR consensus exchange rate projected in 2017 and beyond
Operational Headwinds
• Checkpoint, on numerous occasions, attempted to launch a series of internal strategic initiatives targeted at improving the company’s long-term financial performance
• Company continues to face topline pressure as well as margin compression
Checkpoint® 5

Slow Growth and Rising eCommerce Penetration Weigh on Retailer Capex
Retail CapEx and SSS Growth vs. e-Commerce Penetration
$Bn %
50 9%
46
45 7%
42 6%
41 6%
40
40 5% 39
4% 37
4% 3%
3%
35 30 0%
2010 2011 2012 2013 2014 2015
Retail CapEx ($Bn) (1) e-Commerce Penetration (%)(2) SSS Growth (%)(3)
“Suppliers of everything from groceries to sports equipment are already being squeezed for price cuts and cost sharing by Wal-Mart Stores. Now they are bracing for the pressure to ratchet up even more after a shock earnings warning from the retailer last week.”
Reuters – October 19, 2015
Source Euromonitor; Capital IQ; Johnson Redbook Service (Bloomberg); Reuters
Note
1. Aggregate historical and forecasted CapEx spend for 28 top Checkpoint customers; estimates as of April 18, 2016
2. Per Euromonitor data; e-Commerce penetration defined as Internet Retailing Sales / Total Retailing Sales worldwide
3. U.S. weekly year-over-year same store sales growth data per Johnson Redbook
Checkpoint® 6

Exchange Rate Environment
Historical and Forecasted FX (USD:EUR) (1)
$ / €
1.40
1.38 1.38 1.37
1.30
1.26 1.26
1.25
1.24 1.24
1.23
1.20 1.22 1.22 1.22
1.20 1.20 1.19
1.19
1.18 1.18 1.18
1.17 1.17
1.13 1.15 1.15 1.16 1.16 1.15
1.14 1.14 1.14 1.12
1.10 1.13
1.11 1.12 1.11
1.10 1.10 1.10 1.10 1.10 1.10
1.09 1.09
1.08 1.05
1.00
1.00
0.95 0.95
0.94 0.94 0.94
0.93 0.93 0.93
0.92
0.90
Dec-13 Dec-14 Dec-15 Dec-16 Dec-17 Dec-18
Actual Consensus Estimate High Estimate Low Estimate Forward Curve Mgmt (Base Case)
Source Bloomberg
Note
1. Estimates and forward curve as of April 19, 2016
Checkpoint® 7

Operational Headwinds
“…we continue to face a number of challenges in our business, including enormous year-over-year foreign currency headwinds, the sunset of our significant 2014 EAS hardware rollouts, and some challenging market dynamics in ALS”
“We are seeing some year-over-year average selling price erosion in certain geographies as our competitors battle for market share to fill their underutilized factories…”
“At the same time, we are absorbing annual wage increases for our factory workforce in the emerging markets and are prevented by some local regulations from flexing our workforce through the use of seasonal temporary labor”
– George Babich (August 4, 2015 — Q2’15 earnings call)
“In ALS, competitive pricing pressures in the legacy tickets and tags business have accelerated. And we again experienced significant year-over-year market average selling price erosion, which more than offset the increase in unit sales and our productivity gains in our factories.”
“As for MAS, a number of our large retail customers have recently announced lower-than-expected earnings. There are talks of reorganizations, restructurings, mergers and spending cuts”
– George Babich (November 4, 2015 — Q3’15 earnings call)
“Given the lack of forward visibility in our markets, our guidance reflects a number of significant uncertainties, including emerging market growth; the net impact of deflation and pricing; a challenging environment for apparel retailers; and, of course, currency rates”
Dean Scarborough, Avery Dennison CEO (February 3, 2016 – Q4’15 earnings call)
Checkpoint® 8

Management’s Plan
Checkpoint Financial Projections Summary (Base Case)
($MM)
FY2014A FY2015A FY2016E FY2017E FY2018E FY2019E FY2020E ’14A-’16E CAGR ’16E-’20E CAGR
Revenue 662 587 576 584 609 636 658 (6.8%) 3.4%
% Growth (4.0%) (11.3%) (2.0%) 1.4% 4.4% 4.3% 3.6%
Adj. EBITDA (1) 79 51 57 60 68 75 81 (14.8%) 9.2%
% Margin 11.9% 8.7% 10.0% 10.2% 11.2% 11.7% 12.3% (198)bps 233 bps
Management’s plan projects significant improvement over recent performance; however, headwinds remain that pose substantial risk to achieving these projections
Note
1. Adjusted EBITDA, a non-GAAP financial measure, is defined as operating income (loss) plus Non-GAAP adjustments, plus other gain (loss), net excluding foreign exchange gain (loss), plus depreciation and amortization expense, plus stock compensation expense
Checkpoint® 9

Transaction Is The Result Of A Thorough Analysis of Alternatives
Process Description
Detailed Review of Alternatives Management and advisors explored potential strategic alternatives beginning in late 2014, including discussions with a strategic party which ultimately did not result in a transaction
Checkpoint also launched numerous internal strategic initiatives targeted at improving the Company’s growth prospects and financial performance and maximizing value to shareholders
Extensive Sale Review Process The transaction review process involved reaching out to 12 potential strategic buyers and financial sponsors
Ultimately, only 2 parties expressed interest and submitted an offer
– CCL final offer presented a
~27-35% premium to that of the only other bidder, and represented a $0.15 per share increase from their initial offer of $10.00
Third Party Financial Analysis Morgan Stanley served as financial advisor and Latham & Watkins as legal counsel to Checkpoint Morgan Stanley performed certain financial analyses in connection with the transaction, including a review of Checkpoint’s historical trading ranges, review of precedent premia paid and a discounted cash flow analysis
Unanimous Support Transaction achieved unanimous support from the Board of Directors and a recommendation to shareholders to vote in favor of the transaction
Checkpoint® 10

Transaction Summary
Overview On March 1, 2016, Checkpoint Systems, Inc. (NYSE: CKP) entered into a merger agreement to be acquired by CCL Industries, Inc.
Purchase price of $10.15 per share in cash
No financing conditions to closing; CCL intends to finance the transaction entirely with its existing revolving syndicated credit facility
Termination Fee of $13MM
Reverse Breakup Fee of $13MM for failure to obtain HSR approval
Premium Purchase price of $10.15 per share in cash represents a:
29% premium to Checkpoint’s closing price on 3/1/2016 of $7.89
50% premium to Checkpoint’s 30 day Volume Weighted Average Price
(VWAP) of $6.75
63% premium to Checkpoint’s 60 day VWAP of $6.21
Valuation / Implied Multiples Total transaction value of $389MM (Equity Value of $443MM)
7.6x 2015A EBITDA (1)
6.5x 2016E EBITDA (1)(2)
Approvals Required Transaction is dependent on customary closing conditions including shareholder and regulatory approvals
Shareholder approval required at special meeting scheduled for May 11, 2016
Received early termination of the required waiting period for Hart-Scott- Rodino
Closing Transaction is expected to close in 2Q 2016
Notes
1. Adjusted EBITDA, a non-GAAP financial measure, is defined as operating income (loss) plus Non-GAAP adjustments, plus other gain (loss), net excluding foreign exchange gain (loss), plus depreciation and amortization expense, plus stock compensation expense
2. Per median Street estimates
Checkpoint® 11

Transaction Represents Substantial Premium to Recent Trading
Where Has the Stock Traded? (1)(2)
$ Price per Share
12
Offer Price:
10 $10.15
8.67
7.89 7.89
8 7.55
6.44 6.46
6.76
$6.75
6.21 6.23 6.18
$6.21
6 6.07 5.68
5.07 5.07 5.21
4
2
Q2’15 Earnings (Post 8/3/15) Q3’15 Earnings (Post 11/3/15) 2016 YTD
Cumulative Share Volume (MM): 42.4 22.6 8.1
Cumulative Volume / Float: 1.0x 0.5x 0.2x
Bottom Quartile 2nd Quartile 3rd Quartile Top Quartile Offer 30 Day VWAP (3) 60 Day Vwap (3)
Notes
1. Market data as of March 1, 2016
2. Volume weighted based on every trade
3. Represents VWAP prior to transaction announcement
Checkpoint® 12

Deal Multiple Reflects Strong Valuation vs. Historical Levels
Aggregate Value / Next Twelve Months EBITDA (1)(2)
Since January 1, 2015; Per Thomson Estimates
(x)
9
7
6.5x
5.8x
5.5x
5 5.0x
3
Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16
Per Thomson CCL Offer(3) Median Since Jan-15 LTM Median
Notes
1. Thomson estimates as of March 1, 2016
2. Adjusted EBITDA, a non-GAAP financial measure, is defined as operating income (loss) plus Non-GAAP adjustments, plus other gain (loss), net excluding foreign exchange gain (loss), plus depreciation and amortization expense, plus stock compensation expense
3. Based on AV / 2016E EBITDA (per median Street estimates)
Checkpoint® 13

Deal Multiple Above Median of Precedent CCL Acquisitions

- Over the past 5 years, CCL paid a median multiple of 5.1x EBITDA for acquisitions
- Checkpoint acquisition multiple of 7.6x LTM EBITDA is significantly higher than the median

CCL Acquisition History [1]

2011 – 2016 YTD

Announced Date	Target Company	Deal Enterprise Value (CAD MM)	LTM EBITDA Multiple
1/21/2016	Label Art / Label Art Digital Ltd.	15.0	5.0x
1/21/2016	Woelco AG	27.0	6.0x
1/4/2016	Mabel's Labels Inc / Mabel's Labels Retail	12.0	4.3x [2]
11/6/2015	Worldmark Ltd.	252.0	7.2x [3]
10/5/2015	Banknote Corporation of America [4]	45.0	5.0x [3]
7/6/2015	Fritz Brunnhoefer GmbH	7.8	5.2x [5]
2/27/2015	pc/nametag, Inc.; Meetings Direct LLC	37.0	5.9x
2/9/2015	INT America LLC	4.8	N/A
12/3/2014	Druckerei Nilles GmbH	17.3	6.4x [5]
11/5/2014	Label Connections Ltd.	2.4	4.0x [5]
8/15/2014	Bandfix AG	18.0	5.1x [5]
3/3/2014	CCL Dekopak / Kadomise / Certain Labels of Labelcraft Pty Ltd.	6.0	4.0x [6]
1/21/2014	Sancoa International Company, L.P.; TubeDec	77.9	7.0x
4/3/2013	INT Autotechnik GmbH	14.0	7.0x
1/30/2013	Avery Dennison Label Converting & Consumer Products Divisions	500.0	4.5x
7/17/2012	Graphitype Printing Services (Pharmaceutical Division)	6.8	2.8x
4/4/2011	Thunder Press Inc.	9.7	4.2x
Median			**5.1x**
Mean			**5.2x**

Notes
1. Excludes transactions where multiple unavailable
2. Based on estimated FY 2016 EBITDA of combined entities
3. Based on estimated 2015 EBITDA
4. Includes certain assets of Sennett Security Products
5. Based on 2014 EBITDA
6. Represents estimated year 1 contribution; excludes contingent consideration

Checkpoint

14

A Compelling Transaction For Shareholders
• Compelling Valuation: Transaction offers a substantial premium over unaffected stock price and trading multiple history
• Extensive Review of Alternatives: Checkpoint, along with its advisors, management and the Board explored a broad range of strategic alternatives for the business to maximize value to Checkpoint and its shareholders, and concluded that the transaction with CCL Industries provides superior value to shareholders
• Diligent and Comprehensive Strategic Process: Checkpoint undertook a comprehensive process to evaluate potential partners for the business and received no superior actionable proposals
• Certain Value in an Uncertain Environment: The transaction provides a certain cash payment today which may exceed the future outcome under management’s risk-adjusted go forward business plan, given the substantial macroeconomic headwinds and operational challenges faced by the company as a standalone entity
• Professional and Experienced Advisors: Morgan Stanley served as financial advisor and Latham & Watkins served as legal counsel
Checkpoint is seeking the recommendation of ISS that Checkpoint shareholders vote in favor of the transaction
Checkpoint® 15

Questions & Answers
Checkpoint®

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility. Checkpoint provides end-to-end solutions enabling retailers to achieve accurate real-time inventory, accelerate the replenishment cycle, prevent out-of-stocks and reduce theft, thus improving merchandise availability and the shopper’s experience. Checkpoint’s solutions are built upon 45 years of radio frequency technology expertise, innovative high-theft and loss-prevention solutions, market-leading RFID hardware, software, and comprehensive labeling capabilities, to brand, secure and track merchandise from source to shelf. Checkpoint’s customers benefit from increased sales and profits by implementing merchandise availability solutions, to ensure the right merchandise is available at the right place and time when consumers are ready to buy. For more information, visit www.checkpointsystems.com.

Additional Information

A special shareholder meeting will be held on May 11, 2016, in order to obtain shareholder approval in connection with the proposed merger between the Company and CCL. On April 8, 2016, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A in connection with the proposed merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials filed by the Company with the SEC carefully and in their entirety because they contain important information about the Company, CCL and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Checkpoint with the SEC at the SEC’s website at www.sec.gov, at Checkpoint’s website at http://us.checkpointsystems.com or by sending a written request to the Company at 101 Wolf Drive, PO Box 188, Thorofare, New Jersey, Attention: General Counsel.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the proposed merger is set forth in the Company’s definitive proxy statement for its special shareholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger is set forth in the definitive proxy statement.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company shareholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 27, 2015, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.